                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              IMC Mortgage Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [IMC (SM) LOGO]

                           3450 BUSCHWOOD PARK DRIVE
                                   SUITE 250
                                TAMPA, FL 33618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 9, 1997

To the Stockholders of IMC MORTGAGE COMPANY:

     The 1997 annual meeting of stockholders of IMC Mortgage Company (the "Company"), a Florida Corporation, will be held at the Sheraton Grand Hotel, 4860 West Kennedy Boulevard, Tampa, Florida on July 9, 1997 at 10:30 a.m., prevailing local time, for the following purposes:

          1. To elect one director to the Board of Directors to serve until the 2000 annual meeting of stockholders;

          2. To approve the adoption of the IMC Mortgage Company 1997 Incentive Plan by the Board of Directors;

          3. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the 1997 fiscal year; and

          4. To transact such other business as may be properly brought before the meeting and any adjournments thereof. The Board is presently aware of no other business to come before the annual meeting.

     The Board of Directors has fixed the close of business on May 30, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. Shares of Common Stock can be voted at the annual meeting only if the holder is present at the annual meeting in person or by valid proxy. We hope that you will attend the meeting in person. Your Board of Directors and management look forward to greeting those stockholders able to attend.

                                          By Order of the Board of Directors,

                                          /s/ George Nicholas
                                          George Nicholas
                                          Chairman of the Board and Chief
                                          Executive Officer

Tampa, Florida
June 12, 1997

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               [IMC (SM) LOGO]

                               PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement and enclosed form of proxy are being furnished in connection with the solicitation of proxies on behalf of the board of directors (the "Board" or the "Board of Directors") of IMC Mortgage Company, a Florida corporation (the "Company" or "IMC"), for use at the annual meeting of stockholders to be held on July 9, 1997 at 10:30 a.m. at the Sheraton Grand Hotel, 4860 West Kennedy Boulevard, Tampa, Florida and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR all proposals listed in the Notice of Annual Meeting of Stockholders and in the discretion of the proxies named on the proxy card with respect to any other matter properly brought before the Annual Meeting.

     Only stockholders of record at the close of business on May 30, 1997 are entitled to notice of and to vote at the Annual Meeting. At the close of business on May 30, 1997, there were 27,646,097 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. A person giving the enclosed proxy has the power to revoke it any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or
(iii) sending a written notice of revocation to the Company's Secretary.

     The cost of solicitation will be borne by the Company. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock.

     Abstentions may be specified on all proposals being submitted. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

     The annual report to shareholders, including consolidated financial statements, is being sent contemporaneously with this Proxy Statement. Such annual report does not form any part of the proxy solicitation materials.

                                   PROPOSAL 1

                              ELECTION OF DIRECTOR

     The Company's Articles of Incorporation provide that the Company's Board of Directors consists of such number of persons as shall be fixed by the Board of Directors from time to time by resolution and is divided into three classes, with each class to be as nearly equal in number of directors as possible. See "Information Concerning Directors and Nominees" below. The Company's Bylaws provide that the Board of Directors shall consist of no fewer than one nor more than ten persons. Currently there are five directors. The term of office of the directors in each of the three classes expires at the annual meeting of stockholders in 1997 through 1999, respectively. Mr. Legler serves until his term ends at the Annual Meeting. Messrs. Wykle and Goryeb serve until the 1998 annual meeting of stockholders. Messrs. Nicholas and Middleton serve until the 1999 annual meeting of stockholders. At each annual meeting, the successors to the class of directors whose term expires at that time are to be elected to hold office for a term of three years, and until their respective successors are elected and qualified, so that the term of one class of directors expires at each such annual meeting. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by the Board of Directors, with the director so elected to serve until the next annual meeting of stockholders. Any newly-created directorships or decreases in directorships are to be assigned by the Board of Directors so as to make all classes as nearly equal in number as possible.

     At the Annual Meeting, one director will be elected whose term will expire at the 2000 annual meeting of stockholders. Mr. Legler, whose term of office expires at the Annual Meeting, has been nominated for re-election at the Annual Meeting. The shares represented by the enclosed proxy will be voted in favor of Mr. Legler, unless a vote is withheld from the nominee. If the nominee becomes unavailable for any reason, or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEE.

INFORMATION CONCERNING DIRECTORS AND NOMINEE

     Background information with respect to the nominee for election and the four directors whose terms of office will continue after the Annual Meeting appears below. See "Security Ownership of Management" for information regarding such persons' holdings of Common Stock.

  Nominee to Serve For Three Year Term Expiring at the 2000 Annual Meeting

     MITCHELL W. LEGLER. Mr. Legler, 55, has served as a director of IMC since April 1996. Mr. Legler is the sole stockholder of Mitchell W. Legler, P.A. and has been general counsel to IMC since August 1995. Mr. Legler is currently a director of Stein Mart, Inc., a Nasdaq listed company. From January 1991 to August 1995, Mr. Legler was a partner of Foley & Lardner, prior to which he was a partner of Commander, Legler, Werver, Daws, Sakler & Howell, P.A., attorneys at law in Jacksonville, Florida.

  Directors Continuing in Office Until the 1998 Annual Meeting

     JOSEPH P. GORYEB. Mr. Goryeb, 66, has served as a director of IMC since April 1996. Mr. Goryeb is the Chairman and Chief Executive Officer of Champion Mortgage Co., Inc., a leading non-conforming residential mortgage institution that was founded by Mr. Goryeb in 1981. His 40 years of experience in the consumer lending industry include previous positions with Beneficial Finance Company and Suburban Finance Company.

     ALLEN D. WYKLE. Mr. Wykle, 50, has served as a director of IMC since April 1996. Mr. Wykle has been the Chairman of the Board and Chief Executive Officer of Approved Financial Corp. (formerly American Industrial Loan Association), a non-conforming mortgage lending institution, since 1984. Mr. Wykle was owner, President, and Chief Executive Officer of Best Homes of Tidewater, Inc., a residential construction and remodeling company in Virginia, from 1972 to 1986.

  Directors Continuing in Office Until the 1999 Annual Meeting

     GEORGE NICHOLAS. Mr. Nicholas, 54, has served as a director and as Chief Executive Officer and Chairman of the Board of IMC since the formation of the Company in December 1995 and as Assistant Secretary of IMC since April 1996. Since his founding of Industry Mortgage Company, L.P., a Delaware limited partnership (the "Partnership"), in August 1993, Mr. Nicholas has served as Chief Executive Officer of the Partnership and Chairman of the Board and sole stockholder of its general partner. The Company acquired the Partnership in June 1996. Mr. Nicholas' experience in the lending business spans 32 years. He has previously held positions at General Electric Credit Corp., Household Finance Corp., and American Financial Corporation of Tampa ("AFC"), a company of which he was the owner and Chief Executive Officer from its formation in February 1986 until it was acquired by Equibank in 1988. From February 1988 until May 1992, Mr. Nicholas was President of AFC, which was a wholesale lending institution specializing in the purchase of non-conforming mortgage loans. From June 1992 until July 1993, Mr. Nicholas was an independent mortgage industry consultant.

     THOMAS G. MIDDLETON. Mr. Middleton, 50, has served as a director and as President and Chief Operating Officer of IMC since April 1996. Mr. Middleton has served as Chief Operating Officer of the Partnership since August 1993 and as President of the Partnership since July 1995. Mr. Middleton has 26 years of experience in the lending business. From April 1992 until August 1993, Mr. Middleton was Senior Vice-President of Shawmut National Corporation and from February 1991 until April 1992, Mr. Middleton was Managing Director of STG Financial Inc. Mr. Middleton served as Executive Vice-President and Chief Credit Officer of Equimark Corp. from June 1987 until February 1991.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held five meetings in 1996. During such year, each Director attended more than 75% of the meetings held by the Board of Directors and the committees on which he served. The Board also acts from time to time by unanimous written consent in lieu of meetings.

     The Company has an Audit Committee, a Compensation Committee, an Option Committee, and an Executive Committee.

     Audit Committee. The Audit Committee consists of Messrs. Goryeb, Legler, and Wykle. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held its first meeting in February, 1997.

     Compensation Committee. The Compensation Committee consists of Messrs. Nicholas, Middleton, and Legler. The Compensation Committee determines the compensation of the Company's executive officers. The Compensation Committee did not meet in 1996. Stuart Marvin's Employment Agreement was approved by the Board of Directors as a whole.

     Option Committee. The Option Committee consists of Messrs. Goryeb and Wykle and has authority to administer the Company's stock option plans and to grant options thereunder. The Option Committee met two times in 1996.

     Executive Committee. The Executive Committee consists of Messrs. Nicholas, Middleton, and any one other member of the Board of Directors. The Executive Committee did not meet during 1996, but took a number of actions by written consent.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's Bylaws. The Company will furnish Bylaw provisions upon written request to Laurie Williams, Secretary, at the Company's principal executive offices, 3450 Buschwood Park Drive, Suite 250, Tampa, FL 33618, before July 4, 1997, or if the written request is sent after July 4, 1997, to the Company's principal executive offices at 5901 E. Fowler Avenue, Tampa, FL 33617-2362.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive stock options pursuant to the Directors' Stock Option Plan (the "Directors' Plan"). Each of Messrs. Goryeb, Legler, and Wykle has received ten year options to purchase 12,932 shares of Common Stock pursuant to the Directors' Plan at $2.35 per share. The Company pays non-employee directors $6000 per year plus $2500 for each meeting attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Nicholas, Middleton, and Legler. Messrs. Nicholas and Middleton are Executive Officers of the Company. Mr. Legler is the sole stockholder in Mitchell W. Legler, P.A., which is retained by the Company as its general counsel. No interlocking relationship exists between the Company's Board of Directors or officers responsible for compensation decisions and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. Messrs. Nicholas, Middleton, and Legler serve on the Compensation Committee and Messrs. Nicholas and Middleton are executive officers of the Company.

                               EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement are identified below, together with information regarding the business experience of such officers. Information regarding the business experience of Messrs. Nicholas and Middleton is set forth above under the heading "Information Concerning Directors and Nominee." Each executive officer is elected by the Board of Directors of the Company and serves at the pleasure of the Board.

NAME                                            POSITION
----                                            --------
George Nicholas...............................  Chief Executive Officer, Chairman of the Board, and
                                                Assistant Secretary
Thomas G. Middleton...........................  President and Chief Operating Officer
Stuart D. Marvin..............................  Chief Financial Officer

NAME (AGE)                                      BUSINESS EXPERIENCE
----------                                      -------------------
George Nicholas (54)..........................  See "Information Concerning Directors and Nominee"
Thomas G. Middleton (50)......................  See "Information Concerning Directors and Nominee"
Stuart D. Marvin (37).........................  Mr. Marvin joined the Company as its Chief Financial
                                                Officer on August 1, 1996. Mr. Marvin is a certified
                                                public accountant and was most recently a partner in
                                                the Jacksonville, Ft. Lauderdale, and Miami, Florida
                                                offices of Coopers & Lybrand L.L.P. Mr. Marvin has
                                                more than fifteen years of public accounting
                                                experience.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation earned, whether paid or deferred, by the Company's Chief Executive Officer and other executive officers whose compensation exceeded $100,000 during the year ended December 31, 1996 for all services rendered in all capacities as employees of the Company during the years ended December 31, 1994, 1995, and 1996. Information is provided for each fiscal period during which such persons were employed by the Company.

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                      ANNUAL COMPENSATION                 ------------
                                         ----------------------------------------------    SECURITIES
                                                                         OTHER ANNUAL      UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR    SALARY      BONUS      COMPENSATION(1)    OPTIONS(2)
---------------------------              ----   --------   ----------   ---------------   ------------
George Nicholas, Chairman..............  1994   $208,954   $       --       $   --                --
  of the Board, Chief                    1995    233,492      100,000        4,927           565,732
  Executive Officer                      1996    475,000    1,425,000        6,500                --
Thomas G. Middleton,...................  1994   $215,279   $   20,000       $   --                --
  President, Chief Operating             1995    208,144       25,000        6,500           282,866
  Officer                                1996    380,000    1,140,000        9,500                --
Stuart D. Marvin, Chief Financial
  Officer(3)...........................  1996   $111,677   $   93,750       $   --           120,000

---------------

(1) Represents matching contributions by IMC under the IMC Savings Plan, a defined contribution plan under Section 410(k) of the Internal Revenue Code, as amended.
(2) Represents number of shares of Common Stock underlying options, adjusted for the two-for-one split of common stock payable on February 13, 1997.
(3) Represents compensation since commencement of employment on August 1, 1996, and includes reimbursement of $17,927 for relocation costs to Tampa, Florida.

     Option Grants. The following table contains information concerning the stock option grants made to Stuart D. Marvin, who received stock options during the year ended December 31, 1996 as part of the terms of his employment.

                                                              INDIVIDUAL GRANTS
                               -------------------------------------------------------------------------------
                                                                            MARKET PRICE OF
                                            PERCENT OF TOTAL                  UNDERLYING
                               NUMBER OF        OPTIONS                    SECURITIES ON THE
                               SECURITIES      GRANTED TO                  DATE OF GRANT IF
                               UNDERLYING      EMPLOYEES       PER SHARE      HIGHER THAN
                                OPTIONS        IN FISCAL       EXERCISE        EXERCISE
NAME                            GRANTED           YEAR         PRICE(1)        PRICE(2)        EXPIRATION DATE
----                           ----------   ----------------   ---------   -----------------   ---------------
Stuart D. Marvin.............    120,000(3)       35.3%          $8.00          $12.00         August 1, 2006

---------------

(1) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also allow the optionee to pay the aggregate exercise price plus any tax liability incurred in connection with the exercise with a promissory note.
(2) The price of Common Shares was $12.00 per share on August 1, 1996, but Mr. Marvin received 120,000 options for restricted and unregistered shares of common stock, the fair market value as estimated by a Committee of the Board of Directors to be $8.00 per share, as part of the negotiated terms of his employment.
(3) The option vests over five years, at the rate of 1/60 of the total number of shares subject to the option granted at the end of each consecutive calendar month beginning August 1996, so that the option shall be fully vested on July 31, 2001.

     The following table shows the hypothetical value of the options granted at the end of the option term (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. The base price is $12, the price of a share of IMC stock on the date the options were granted. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the ten year option term will be at the assumed five percent or ten percent levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants to the executive officers.

                                                                       POTENTIAL REALIZABLE VALUE OF
                                                    NUMBER OF       ASSUMED ANNUAL RATES OF STOCK PRICE
                                                   SECURITIES          APPRECIATION FOR OPTION TERM
                                                   UNDERLYING      -------------------------------------
NAME                                             OPTIONS GRANTED      0%           5%            10%
----                                             ---------------   ---------   -----------   -----------
Stuart D. Marvin...............................      120,000        $480,000    $1,385,608    $2,774,989
                                                     -------        --------    ----------    ----------

     Aggregated Option Exercises and Year-End Option Values. The following table sets forth information concerning the value of unexercised options held by each of the executive officers at December 31, 1996. No options or stock appreciation rights were exercised during 1996 and no stock appreciation rights were outstanding at the end of that year.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                   OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                       YEAR END                   AT FISCAL YEAR END(1)
                                              ---------------------------      ---------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                                          -----------   -------------      -----------   -------------
George Nicholas.............................    452,586        113,146         $6,517,238     $1,629,302
Thomas G. Middleton.........................    226,292         56,574          3,258,605        814,666
Stuart D. Marvin............................     10,000        110,000             87,500        962,500

---------------

(1) Based on the closing price of $16.75 per share, adjusted for the two-for-one stock split, of the Common Stock on Nasdaq on December 31, 1996, the last trading day of the Company's fiscal year.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with George Nicholas, its Chairman and Chief Executive Officer, Thomas G. Middleton, its President and Chief Operating Officer, and Stuart D. Marvin, its Chief Financial Officer ("Employment Agreements").

     Mr. Nicholas' Employment Agreement commenced on January 1, 1996 and terminates on December 31, 2001 (subject to automatic five year extensions, unless either the Company or Mr. Nicholas gives a notice of termination six months prior to the extension). The Employment Agreement provides for an annual salary of $475,000, plus an increase each year equal to the greater of (i) the change of the cost of living in Tampa, Florida, or (ii) an amount equal to ten percent of the base salary for the prior year, but only if the Company has achieved an increase in net income per share of ten percent or more in that year. In addition, the Employment Agreement provides for payment of a bonus equal to fifteen percent of the base salary for the relevant year for each one percent by which the increase in net income per share exceeds ten percent, up to a maximum of three hundred percent of his base salary. Mr. Nicholas is entitled to deferred compensation upon (i) his termination by the Company without cause (as defined in the Employment Agreement), (ii) the Company's failure to renew his Employment Agreement on expiration, (iii) death or disability, (iv) voluntary termination by Mr. Nicholas after a material breach by the Company, and (v) voluntary termination after a change of control (as defined in the Employment Agreement). If Mr. Nicholas is terminated for cause or voluntarily terminates his employment (in the absence of a Company breach or a change of control) he does not receive any deferred compensation. The amount, if any, of deferred compensation payable to Mr. Nicholas will be equal to the greater of
(i) his base salary for the remainder of the then-current term of the Employment Agreement, or (ii) an amount equal to one hundred fifty percent of the highest annual compensation earned by him during the preceding three years. Mr. Nicholas' Employment Agreement contains a restrictive covenant prohibiting him, for a period of eighteen months following the termination of his employment for any reason, from competing with the Company within the continental United States or from soliciting any employees from the Company who are earning in excess of $50,000 per year. This restrictive covenant is not applicable, however, if Mr. Nicholas is terminated without cause or if the Company defaults in the payment of deferred compensation or otherwise materially breaches the Employment Agreement. The Employment Agreement also provides that the Company shall indemnify Mr. Nicholas for any and all liabilities to which he may be subject as a result of his services to the Company.

     Mr. Middleton's Employment Agreement commenced on January 1, 1996 and contains terms that are substantially the same as those of Mr. Nicholas' Employment Agreement, with the exception that Mr. Middleton's annual salary is $380,000, plus increases as provided herein.

     Mr. Marvin's Employment Agreement commenced on August 1, 1996 and extends until December 31, 1999. The Employment Agreement provides for an annual salary of $225,000 commencing August 1, 1996, plus an increase each calendar year equal to the greater of (i) the change in the cost of living in Tampa, Florida, or
(ii) an amount equal to ten percent of the base salary for the prior year, but only if the Company has achieved an increase in net income per share of ten percent or more in that year. In addition, the Employment Agreement provides for a payment of a bonus equal to five percent of the base salary of the relevant year for each one percent by which the increase in net income per share exceeds ten percent up to a maximum of one hundred percent of his base salary.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for inclusion in this proxy statement:

          Compensation Philosophy. Base salaries for executive officers shown on the summary compensation table set forth above under "Executive Compensation" were established by employment agreement prior to the Company's initial public offering in June of 1996 and continue through 2000, except in the case of Stuart Marvin, the Company's Chief Financial Officer, whose employment agreement was executed in August of 1996 and extends until December 31, 1999. Mr. Marvin's employment agreement was approved by the Board of Directors as a whole. The employment agreements are described in more detail above and the Compensation Committee believes that those agreements established base salaries which are conservative compared with the Company's industry peers. The employment agreements call for bonuses which can be as much as three times base salary as to the Company's Chief Executive Officer and its President and up to one hundred percent of base salary of the Company's Chief Financial Officer.

          As the bonuses for the Company's executive officers are a direct function of increases in earnings per share, the Compensation Committee believes that the compensation plan and employment agreements for the Company's executive officers are in line with the Company's dual goals of rewarding performance and establishing compensation arrangements which align the interests of officers with those of the Company's shareholders.

          Long-Term Incentive Compensation. The Company has an Employee Stock Option Plan, the purpose of which is to provide long-term incentive to the Company's key employees. The Compensation Committee believes that options are a principal vehicle for motivating management to work toward long-term growth and shareholder value. Consistent with the Company's philosophy of providing incentives to key employees, options have been awarded to a relatively broad base of employees. Options have been awarded based upon position with the company, ability to contribute to the Company's profitability, and prior tenure with the Company. For additional information as to options held by executive officers, see the table under "Executive Compensation" above.

          The employee stock options similarly reflect the Company's philosophy that officers' and employees' incentive compensation should reflect the same long-term interests as those of the Company's shareholders. To encourage continued service with the Company, the options vest over a five-year period of employment with the Company. Additional increases in the value of the Common Stock, which benefit all shareholders, will thus serve as a primary incentive to officers and key employees.

          CEO Compensation. George Nicholas, Chairman and Chief Executive Officer, received his option grant from the Company's predecessor, Industry Mortgage Company, L.P., a Delaware limited partnership (the "Partnership") and that grant was approved by all partners of the Partnership. Mr. Nicholas is a member of the Compensation Committee.

                                          IMC MORTGAGE COMPANY
                                          COMPENSATION COMMITTEE:

                                          Mitchell W. Legler, Secretary
                                          George Nicholas
                                          Thomas G. Middleton

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's common stock compared to the cumulative total return for The Nasdaq Combined Composite Index ("Nasdaq Composite") and a peer group selected by the Company on an industry and line-of-business basis, the Nasdaq Combined Financial Index ("Nasdaq Financial"). The graph assumes an investment of $100 on June 25, 1996, when the Company's stock was first traded in a public market.

        Measurement Period
      (Fiscal Year Covered)                IMC         Nasdaq Composite   Nasdaq Financial
June 25, 1996                                  100.00             100.00             100.00
June 28, 1996                                  109.76             101.06             100.30
September 30, 1996                             156.10             104.63             110.53
December 31, 1996                              163.41              110.1             123.17

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of May 31, 1997, concerning the Common Stock of the Company beneficially owned (i) by each director and nominee for election as director of the Company, (ii) by the Company's executive officers, (iii) by all executive officers and directors as a group, and (iv) by each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to shares beneficially owned, subject to community property laws where applicable.

                                                               BENEFICIAL OWNERSHIP
                                                              -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES      PERCENT(1)
------------------------------------                          ---------    ----------
ContiTrade Services Corporation(2)..........................  2,160,000       7.25%
  277 Park Avenue
  New York, NY 10172
Branchview, Inc.(3).........................................  1,661,856       6.01
  989 McBride Avenue
  West Patterson, NJ 07424
George Nicholas(4)..........................................  1,453,496       5.19
  3450 Buschwood Park Drive
  Tampa, FL 33618
Joseph P. Goryeb(5)(6)......................................  1,183,460       4.28
  Waterview Corporate Centre
  20 Waterview Boulevard
  Parsippany, NJ 07054-1267
Stuart D. Marvin(7).........................................     24,000        *
  3450 Buschwood Park Drive
  Tampa, FL 33618
Mitchell W. Legler(5)(8)....................................     94,342        *
  Independent Drive, Suite 3104
  Jacksonville, FL 32202
Allen D. Wykle(5)(9)........................................     21,456        *
  3420 Holland Road
  Virginia Beach, VA 23452
All directors and executive officers as a group (6
  persons)..................................................  3,217,521      11.36

---------------

  * Represents less than one percent (1%)
(1) Based on an aggregate of (i) the number of shares of the Company's Common Stock outstanding as of May 31, 1997 and (ii) options vested as of July 31, 1997.
(2) Consists of 2,160,000 shares of Common Stock issuable upon the exercise of the Conti Warrant, which is currently exercisable for a de minimis amount.
(3) Excludes 110,000 registered shares purchased by shareholders of Branchview, Inc. in the Company's initial public offering.
(4) Includes 362,586 shares of Common Stock issuable upon the exercise of options under the Incentive Plan.
(5) Includes 10,346 shares of Common Stock issuable upon the exercise of options under the Directors' Plan.
(6) Includes 1,145,338 shares of Common Stock owned by JRJ Associates, Inc. Mr. Goryeb has voting and investment control of the Common Stock owned by JRJ Associates, Inc.
(7) Includes 6,000 shares of Common Stock issuable upon the exercise of options under the Incentive Plan.
(8) Includes 63,566 shares of Common Stock issuable upon exercise of options under the Incentive Plan, 27,776 shares held by Mr. Legler jointly with his spouse, and 3,000 shares held in his IRA.

(9) Excludes 1,199,768 shares of Common Stock and 5,250 shares of Common Stock issuable upon the exercise of options under the Incentive Plan owned by Approved Financial Corp. ("Approved"). Mr. Wykle, who owns 32% of the voting stock of Approved, has voting, but not investment, control of the Common Stock owned by Approved. Mr. Wykle disclaims beneficial ownership of the shares of Common Stock owned by Approved and issuable upon the exercise of such options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH CONTIFINANCIAL

     Warehouse Facility. The Company and ContiFinancial are party to the Amended and Restated Loan and Security Agreement, dated as of September 1, 1995 (together with its predecessor agreement, the "Warehouse Facility"). Pursuant to the Warehouse Facility, the Company has a $125.0 million line of credit that is secured by its mortgage loans and expires on August 31, 1997. Amounts outstanding under the Warehouse Facility bear interest at a rate of LIBOR plus 1.5% per year. During 1996, the Company made interest payments under the Warehouse Facility of approximately $6.0 million.

     Standby Agreement. Amounts borrowed under the Standby Agreement bear interest at a rate of LIBOR plus 1.7% per annum. The Standby Agreement expires on January 12, 2000. At December 31, 1996, the Company had borrowed $15.0 million under the Standby Agreement. During 1996 the Company made interest payments to ContiFinancial under the Standby Agreement of $1.4 million.

     Conti Warrant. Effective December 31, 1995, the Company granted ContiFinancial an option (the "Conti Option") to purchase a portion of its equity. Prior to the Company's initial public offering in June 1996, the Conti Option was converted into the Conti Warrant. The Conti Warrant grants ContiFinancial certain registration rights. The Conti Warrant is exercisable for
2.16 million shares (after giving effect to ContiFinancial's sale in June 1996 of ten percent of its interest in the Conti Warrant and in April 1997 of 540,000 shares) of Common Stock for a de minimis amount, subject to adjustment if the Company issues Common Stock below fair market value and certain anti-dilution adjustments.

ADDITIONAL SECURITIZATION TRANSACTION EXPENSE

     Through June 1996, the Company had an I/O and residual certificate sharing arrangement with ContiFinancial in connection with the Company's securitizations. Under the arrangement, ContiFinancial received a percentage of the residual interest in the related REMIC trust in exchange for cash. ContiFinancial received fifty percent of the residual interests in the Company's 1996-1 securitization and twenty-five percent of the residual interests in the Company's 1996-2 securitization in exchange for $8.7 million.

IMC ASSOCIATES

     IMC Associates, Inc. ("IMC Associates") was formed to lease a skybox suite in the Ice Palace stadium for games of the Tampa Bay Lightning, a National Hockey League franchise, for the benefit of all IMC employees and employees' family members. The Company purchases tickets for the hockey games from IMC Associates for an aggregate amount equal to the $75,000 annual lease cost of the skybox. IMC Associates is owned by George Nicholas, the Chairman of the Board and Chief Executive Officer of the Company.

GENERAL COUNSEL

     The Company has an arrangement with Mitchell W. Legler, P.A., its general counsel, to pay that firm $17,500 per month for Mr. Legler's services as general counsel. The Company paid $230,000 in legal fees in 1996 to Mitchell W. Legler, P.A. In addition, Mitchell W. Legler, P.A. is entitled to a contingent cash fee for acting in the primary role in identifying potential acquisition candidates and in analyzing, negotiating, and closing acquisitions of other non-conforming lenders and strategic alliances with other non-conforming lenders. The contingent fees are based on a percentage of the expected increase in IMC's earnings per share resulting from an acquisition or strategic alliance based on the first year following the closing of the acquisition and based on the first three years following the closing of a strategic alliance. No fees were paid to Mitchell W. Legler, P.A. for these services in 1996.

TAX DISTRIBUTIONS

     Under the terms of the partnership agreement governing the Partnership, the Company was obligated to make quarterly cash distributions to the partners equal to forty-five percent of profits (as defined in the partnership agreement) to enable the partners to pay taxes in respect of their partnership interests ("Tax Distributions"). Tax Distributions to partners in 1996 related to partnership income prior to June 24, 1996, the effective date of the exchange of the partnership interests for Common Stock of the Company, and included $790,281 to George Nicholas, $898,703 to Mortgage America, $898,703 to JRJ Associates, Inc., $898,703 to Branchview, $898,703 to Approved, and $898,703 to Cityscape Corp.

TRANSACTIONS WITH INDUSTRY PARTNERS

     Industry Partners' Incentive Plan. At the time the Partnership became a subsidiary of the Company, the Industry Partners were given an opportunity to double the monthly dollar amount of mortgage loans which they committed to sell to the Company. To encourage those companies which were original partners in Industry Mortgage Company, L.P. (the "Industry Partners") to continue to sell more mortgage loans than required under their commitments, the Company created an incentive option plan for Industry Partners (the "Industry Partners' Incentive Plan"). Under that plan, options exercisable for five years after the grant to acquire a total of 20,000 shares of Common Stock at $9.00 per share were awarded to Industry Partners for the quarter ending September 30, 1996. The 20,000 options were allocated pro rata among those Industry Partners that doubled their commitments to the extent the Industry Partners exceeded that doubled commitment for the quarter. The plan was amended and for each quarter beginning December 31, 1996, Industry Partners that doubled their commitments will be eligible to receive on a pro rata basis fully paid shares of Common Stock equal to $150,000 divided by the market price of the Common Stock at the end of each quarter. The fully paid shares of Common Stock will be issued pro rata among those Industry Partners that doubled their commitments to the extent the Industry Partner exceeded its doubled commitment for the quarter. The Industry Partners' Incentive Plan continues through the quarter ending June 30, 2000.

     Lakeview. The Company entered into the Lakeview Facility in January 1996 with Lakeview, an affiliate of Branchview, Inc., one of the Industry Partners. The Company repaid all outstanding amounts under the Lakeview Facility with a portion of the proceeds of the Company's initial public offering in June 1996. The Company has re-borrowed approximately $5 million at ten percent per annum under the Lakeview Facility, effective January 1997. In 1996, IMC, through its wholly owned subsidiary, IMC Credit Card, Inc., entered into the Credit Card Joint Venture with Lakeview Credit. The Credit Card Joint Venture is owned fifty percent by IMC Credit Card, Inc., and fifty percent by Lakeview Credit.

     JRJ Associates. JRJ Associates Inc. sold loans in the aggregate amount of $24.9 million to the Company during 1996 and has agreed to sell $24 million in loans to the Company in 1997. Mr. Goryeb, a member of the Board of Directors of IMC, is Chairman and Chief Executive Officer of Champion Mortgage Co. Inc., an affiliate of JRJ Associates Inc.

     Cityscape Corp. Cityscape Corp. contributed $420,000 to the Company in lieu of additional loan sales in satisfaction of its aggregate loan sale commitments for 1996 and will contribute $360,000 in satisfaction of its commitments for 1997.

     Mortgage America. Effective January 1, 1997, IMC acquired all of the assets of Mortgage America, one of the Industry Partners. IMC purchased $45.3 million of residential mortgage loans from Mortgage America during 1996. The purchase price for all of the assets of Mortgage America was an initial payment of 1,790,000 shares of Common Stock and assumption of a stock option plan which could result in issuance of an additional 334,596 shares of Common Stock and a contingent payment of up to 2,770,000 additional shares of Common Stock at the end of three years based on the growth and profitability of Mortgage America during that period.

     Equity Mortgage. Effective January 1, 1997, IMC acquired all of the assets of Equity Mortgage, one of the Industry Partners. IMC purchased $12.5 million of residential mortgage loans from Equity Mortgage during 1996. The purchase price for Equity Mortgage was a cash payment of $150,000 in excess of its net assets. In connection with the acquisition, the Company entered into a four year employment agreement with the former owner of Equity Mortgage, Mr. Mark Greenberg, pursuant to which the Company is obligated to pay Mr. Greenberg one and a half percent of the principal amount of non-conforming loans originated by the Equity Mortgage Division of the Company during such four years, up to a maximum amount that does not exceed the net income of the division.

     Investors Mortgage. Investors Mortgage sold loans in the aggregate amount of $12.1 million to IMC during 1996. Investors Mortgage has agreed to sell $12.0 million in loans to the Company in 1997.

     Approved Financial Corp. Approved, formerly American Industrial Loan Association, sold loans in the aggregate amount of $100.1 million to IMC during 1996 and has agreed to sell $24 million in loans to IMC in 1997. Mr. Wykle, a member of the Board of Directors of IMC, is Chairman and Chief Executive Officer of Approved, and a controlling shareholder. In January 1996, IMC and Approved entered into a warehouse financing facility pursuant to which IMC committed to lend Approved $8.0 million secured by mortgage loans. Borrowings under the facility bear interest at a rate of LIBOR plus one and three-quarters percent (1.75%), and Approved paid IMC $137,189 in interest payments during 1996.

                                 PROPOSAL NO. 2

                    RATIFICATION OF THE IMC MORTGAGE COMPANY
                              1997 INCENTIVE PLAN

     Purpose. The Board of Directors has adopted the IMC Mortgage Company 1997 Incentive Plan (the "Incentive Plan"). The purpose of the Incentive Plan is to promote the interests of the Company and its stockholders by attracting and retaining highly competent employees at all levels. The Board believes that the Company benefits from increased participation and ownership of the Company by employees at all levels and that an option plan available to non-executive employees would appropriately incent the Company's employees. The Incentive Plan provides that options to purchase a maximum of 250,000 shares of Common Stock may be granted thereunder. Such options will expire ten years after the date of grant.

     Administration/Eligible Participants. The Incentive Plan will be administered by the 1997 Incentive Plan Committee (the "Committee"). The Committee will consist of the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer of the Company, each of whom is an executive officer and therefore not eligible to receive options under the Incentive Plan. Employees of the Company or any of its wholly-owned subsidiaries other than Executive Officers (See "Executive Officers" above) and employees who held a material equity interest in any business acquired by the Company are eligible to receive options under the Incentive Plan. The Committee will make awards to those employees who, in its determination, are in a position to make a significant contribution to the management, growth, or profitability of the Company or any of its subsidiaries or who have demonstrated superior service to the Company.

     The Committee will have the sole power and authority, among other things, to: (i) designate persons to be participants in the Incentive Plan ("Participants"); (ii) determine the type, amount, duration, and other terms and conditions of grants awarded to Participants; (iii) interpret and administer the Incentive Plan; and (iv) waive any condition or other restriction with respect to any option granted pursuant to the Incentive Plan.

     Terms and Conditions of the Options Granted Under the Incentive
Plan. Incentive stock options may be granted under the Incentive Plan, subject to such terms, including exercise price, conditions and timing of exercise, as may be determined by the Committee. All of the options shall be granted, however, with an exercise of price of not less than one hundred percent of the fair market value of the Common Stock as of the date of each grant. The Committee is authorized to grant appreciation rights to Participants in lieu of options.

     If the employment relationship of any Participant is terminated for any reason other than death or disability, all unvested options held by such Participant shall be automatically canceled. It is anticipated that all awards made under the Incentive Plan will be non-qualified options, though the Incentive Plan does allow the Committee discretion to award qualified options.

     Adjustments. In the event that the Committee determines any corporate transaction or event affects the interest in the Company subject to options granted pursuant to the Incentive Plan, then the Committee may take such steps to adjust the benefits due under the Incentive Plan in such a manner as to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Incentive Plan.

     Transferability. Each award under the Incentive Plan shall be exercisable only by the Participant in the Incentive Plan (or the Participant's legal representative) and is not subject to transfer except with the permission of the Committee to family members without consideration.

     Federal Income Tax Consequences of the Incentive Plan. The discussion of Federal tax consequences set forth below is necessarily general in nature and does not purport to be complete.

     There are generally no Federal tax consequences either to the Participant or the Company upon the grant of a qualified stock option. On exercise of an option designated as an incentive stock option as defined in Internal Revenue Code Section 422 (an "Incentive Option"), the Participant will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the Participant under the alternative minimum tax provisions of the Internal Revenue Code. If, however, the Participant disposes of shares acquired upon the exercise of an Incentive Option within two years of the date of grant or one year of the date of exercise, the Participant will recognize compensation income, and the Company will be entitled to a deduction for tax purposes in the same amount, equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of the gain to the Participant will be treated as capital gain. Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the Participant will be treated as a capital gain.

     On the exercise of a nonqualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the Participant as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the Participant, but will have no tax consequences for the Company.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required for the approval of the Incentive Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE INCENTIVE PLAN.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     On the recommendation of its Audit Committee, the Board of Directors has selected Coopers & Lybrand L.L.P. (the "Accountant"), independent accountants, to audit the financial statements of the Company for the 1997 fiscal year. Such nomination is being presented to the stockholders for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's appointment of Coopers & Lybrand for the fiscal year ending December 31, 1997. If the stockholders reject the nomination, the Board of Directors may reconsider its selection. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent accountants at any time during the year if the Board of Directors believe that such a change would be in the best interests of the Company.

     The Accountant has audited and certified the Company's financial statements from the time of inception. The Company has been advised that a representative of the Accountant will be present at the Annual

Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal which is intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices, which as of July 4, 1997 will be located at 5901 E. Fowler Avenue, Tampa, FL 33617-2362, Attention: Laurie Williams, Secretary, by no later than March 1, 1998, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Stockholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. The Company will furnish copies of such Bylaw provisions upon written request to Laurie Williams at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST OF SUCH STOCKHOLDER, A COPY OF THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE ADDRESSED TO IMC MORTGAGE COMPANY, 3450 BUSCHWOOD PARK DRIVE, SUITE 250, TAMPA, FL 33618, ATTENTION: LAURIE WILLIAMS, SECRETARY, OR, IF THE REQUEST IS MAILED AFTER JULY 4, 1997, TO IMC MORTGAGE COMPANY, 5901 E. FOWLER AVENUE, TAMPA, FL 33617-2362, ATTENTION: LAURIE WILLIAMS, SECRETARY.

                       SECTION 16(A) REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission. To the Company's knowledge, based solely on the information furnished to the Company and written representations by such persons, all filing requirements under Section 16(a) during 1996 were complied with, except that one transaction was inadvertently reported late by Mr. Mitchell Legler, a director of the Company, and Mr. Joseph Goryeb, a director of the Company, has not yet reported his purchase of stock at the time of the Company's initial public offering.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors,

                                          /s/ George Nicholas
                                          George Nicholas
                                          Chairman of the Board and Chief
                                          Executive Officer

Tampa, Florida
June 12, 1997

                                                                     APPENDIX A


                              IMC MORTGAGE COMPANY

                              1997 INCENTIVE PLAN

                                   ARTICLE I

                                    PURPOSE

     1.1 The purpose of the IMC Mortgage Company 1997 Incentive Plan ("Plan") is to promote the interests of IMC Mortgage Company (the "Company") and its stockholders by attracting and retaining highly competent employees at all levels, in the belief that the Company benefits from increased participation and ownership of the Company by employees at all levels and that an option plan available to non-executive employees would appropriately incent the Company's employees.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 Affiliate means (i) any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code, or (ii) any corporation that is defined as a parent corporation in Section 424(e) of the Code.

     2.2 Award means any award made under the Plan.

     2.3 Award Agreement means a written agreement or other document specifically setting forth the terms and conditions of an Award.

     2.4 Code means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular section of the Code shall include any subsequently enacted successor provision thereto.

     2.5 Committee means a committee designated by the Board of Directors of the Company to administer the Plan, which committee (i) shall be composed of the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of the Company, and (ii) shall be constituted and operated so as to permit grants of Awards to Key Employees who are Insiders to qualify as exempt transactions under Rule 16b-3 in the event that and so long as the Company shall have a class of securities registered under Section 12 of the Exchange Act.

     2.6 Exchange Act means the Securities Exchange Act of 1934, as amended.

     2.7 Fair Market Value means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods as shall be established from time to time by the Committee.

     2.8 Incentive Stock Option means an Option designated as an incentive stock option as defined in Code Section 422.

     2.9 Insider means a Key Employee Participant who is subject to Sections 16(a) and (b) of the Exchange Act.

     2.10 Key Employee means any officer or other employee of the Company or of any Affiliate who is in a position to make a significant contribution to the management, growth, or profitability of the business of the Company or any Affiliate, as determined by the Committee, other than the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of the Company, and other than employees of the Company or its Affiliates who held a material equity interest in any business acquired by the Company.

     2.11 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option as defined in Code Section 422.

     2.12 Option means any option to purchase Shares granted pursuant to the Plan.

     2.13 Participant shall mean any Key Employee (referred to as a Key Employee Participant) receiving an Award.

     2.14 Plan means the IMC Mortgage Company 1997 Incentive Plan as set forth herein, and as the same may be amended from time to time.

     2.15 Rule 16b-3 means Rule 16b-3 as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule may be amended from time to time, and any successor rule.

     2.16 Shares mean the shares of common stock of the Company and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4.3 of the Plan.

     2.17 Stock Appreciation Rights mean Awards granted in accordance with
Article V.

     2.18 Ten Percent Shareholder means a person owning common stock of the Company or an Affiliate possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in
Section 422 of the Code.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and sole authority to: (i) designate persons to be Participants; (ii) determine the type, amount, duration, and other terms and conditions of Awards to be granted to each Participant (including whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property and whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee); (iii) interpret and administer the Plan and any instrument or agreement relating to, or any Award made under, the Plan; (iv) waive any conditions or other restrictions with respect to any Award (including, without limitation, conditions regarding the exercise of a Option), amend, alter, suspend, discontinue, or terminate any Award, prospectively or retroactively, but no such action shall impair the rights of any Participant without his or her consent except as provided in Section 4.3, and correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect;
(v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify any outstanding Incentive Stock Option under Section 422 of the Code, without the consent of the affected Participant.

     3.2 Indemnification. No member or former member of the Committee shall be liable for any action or inaction or determination made in good faith with respect to the Plan or any Award. To the maximum extent permitted by applicable law and by the Company's Articles of Incorporation and Bylaws, each such person shall be indemnified and held harmless by the Company against any cost or expense and liability (including any sum paid in settlement of a claim with the approval of the Company), arising out of any act or omission to act in connection with the Plan. Costs and expenses to be indemnified hereunder shall include reasonable attorney's fees and expenses as incurred, provided that the person being indemnified agrees to repay in full amounts advanced hereunder in the event of a final determination by a court that such person is not entitled to indemnification hereunder.

                                   ARTICLE IV

                                     SHARES

     4.1 Number of Shares Available. Subject to Section 4.3, the maximum number of Shares which may be issued under the Plan and as to which Awards may be granted is 250,000 Shares.

     4.2 Shares Subject to Terminated Awards. The (i) Shares covered by any unexercised portions of terminated Options, and (ii) Shares subject to any Awards which are otherwise surrendered by the Participant and as to which Shares no Participant has received any payment or other benefit of ownership with respect thereto, may again be subject to new Awards. In the event the exercise price of an Option is paid in whole or in part through the delivery of Shares or the surrender of an unexercised Option, the gross number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan.

     4.3 Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards, including Incentive Stock Options and Stock Appreciation Rights, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Award. In addition, in the event the Company or any Affiliate shall assume outstanding awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Participants as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted to Participants. The Committee also may make such other adjustments as it deems necessary to take into consideration any other event (including accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. In each case, however, no adjustment with respect to Awards of Incentive Stock Options shall be authorized hereunder to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, and in each case, Awards shall only be subject to such adjustments as shall be necessary to maintain the proportionate interest of the Participant and preserve, without exceeding, the value of the Awards.

                                   ARTICLE V

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     5.1 Grant of Option. The Committee is hereby authorized to grant Options to Key Employees with such terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (a) Exercise Price. The exercise price per Share purchasable under an Option shall be determined at the time of grant and shall be not less than 100% of the Fair Market Value of the Share on the date of grant of such Option; provided, however, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price per share shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

          (b) Exercisability and Method of Exercise. An Option Award may contain such vesting and waiting periods, and shall become exercisable in such manner and within such period or periods and in such installments or otherwise, as shall be determined at the time of grant. The Committee shall also determine the method by which, and the form (including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the Option exercise price may be made (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Shares may be issued directly to the Participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer).

          (c) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422 and any regulations promulgated thereunder.

          (d) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any Affiliate exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. Should any of the foregoing provisions not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Board of Directors may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company, except as otherwise required by law.

     5.2 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employee Participants in such amounts and having such grant price, term, methods of exercise, methods of settlement (including whether Stock Appreciation Rights will be settled in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions as it shall determine, including, without limitation, restrictions on the time of exercise of Stock Appreciation Rights to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

     5.3 Compliance with Code Section 162(m). Notwithstanding any other provision of the Plan, the maximum number of Shares with respect to which Options and Stock Appreciation Rights, in the aggregate, may be awarded to any individual Key Employee Participant during any twelve-month period is 25,000 Shares. For purposes of this limitation, Shares subject to Options and Stock Appreciation Rights which are canceled shall be counted against the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be awarded to any individual Key Employee Participant under the Plan, and if the Exercise Price of Options or the base amount of Stock Appreciation Rights is changed (other than pursuant to an adjustment under Section 4.3 hereof), the transaction shall be treated as a cancellation of the Option or Stock Appreciation Right and a grant of a new Option or Stock Appreciation Right, as the case may be. The Committee at any time may in its sole discretion limit the number of Options and/or Stock Appreciation Rights that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options or Stock Appreciation Rights can be exercised beyond the last day of the stated term of such Options or Stock Appreciation Rights.

                                   ARTICLE VI

                            OTHER SHARE-BASED AWARDS

     6.1 Grant of Other Awards. Other Awards, valued in whole or in part by reference to, or otherwise based on, Shares, including but not limited to restricted stock, may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

                                  ARTICLE VII

             TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

     7.1 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

     7.2 Awards May Be Granted Separately or Together; No Limitations on Other Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate, and the terms and conditions of an Award need not be the same with respect to each Participant.

     7.3 Acceleration. The Committee is authorized to accelerate the exercisability of any Option or the vesting of any Award in its discretion, including, without limitation, upon a change of control of the Company (as determined by the Committee), the sale by the Company of all or substantially all its assets to an unrelated party, or the liquidation and dissolution of the Company.

     7.4 Limitations on Transfer of Awards. Except as determined otherwise by the Committee, the rights and interest of a Participant under the Plan may not be assigned, alienated, sold, or transferred other than by will or the laws of descent and distribution; provided, however, that a Participant may at the discretion of the Committee be entitled to designate a beneficiary or beneficiaries to exercise his or her rights, to receive any property distributable, with respect to any Award upon the death of the Participant, and to transfer an Award other than an Incentive Stock Option without consideration to such Participant's children, grandchildren and/or spouse (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners). Except as determined otherwise by the Committee or except to the extent that a transfer of an Award has been permitted hereunder by the Committee, during the lifetime of a Participant, only the Participant personally, or if permissible under applicable law, such individual's guardian or legal representative, may exercise rights under the Plan. No Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     7.5 Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company in connection with such Participant's Award, and the Company may defer payment or issuance of the cash or Shares upon the grant, exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The Committee may prescribe in each Award Agreement one or more methods by which the Participant will be permitted or required to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company and the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements.

     7.6 Rights and Status of Recipients. No Employee, Participant or other person shall have any right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

     7.7 Awards Not Includable For Benefit Purposes. Income recognized by a Participant pursuant to the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board of Directors of the Company.

     7.8 Share Certificates; Representation By Participants; Registration Requirements. All certificates for Shares delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission and any applicable federal or state securities laws, and legends may be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant to represent to the Company in writing that such Participant is acquiring Shares without a view to the distribution thereof. Each Award shall be subject to the requirement that, if at any time (i) the registration or qualification of Shares relating to such Award on any securities exchange or under any state or federal securities laws, or (ii) the approval of any securities exchange or regulatory body is necessary or desirable as a precondition thereto, the Award or the issuance of Shares in connection therewith may not be consummated unless such listing, registration, qualification or approval shall have been effected.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION

     8.1 Amendment. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan at any time; provided, however, that
(i) no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article VIII) adversely affect any Award, without the consent of the Participant, and (ii) no amendment shall be made without shareholder approval if such approval would be required to comply with Rule 16b-3. It is intended that the Plan be administered in compliance with Rule 16b-3 and Section 162(m) of the Code so long as the Company shall have a class of equity securities registered under Section 12 of the Exchange Act. If any provision of the Plan would be in violation of Rule 16b-3 or Section 162(m) of the Code if applied as written, such provision shall not have effect as written and shall be given effect so as to comply therewith. The Board of Directors of the Company is authorized to amend the Plan and to make any modifications to Award Agreements to comply with Rule 16b-3 and Section 162(m) of the Code, and to make any other amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3 and Section 162(m) of the Code. Without limiting the foregoing, the Board of Directors of the Company may amend the qualifications of the Committee if amendments to Rule 16b-3 would permit it to do so and may otherwise amend the Plan or any Award Agreement to take advantage of any simplifications or liberalizing provisions added by amendment to Rule 16b-3.

     8.2 Termination. The Plan shall terminate at the close of business on the tenth anniversary of the effective date, provided, however, the Board of Directors of the Company shall have the right and the power to terminate the Plan at any time prior thereto. No Award shall be granted under the Plan after such termination, but such termination shall not have any other effect, and any Award outstanding at the time of such termination may be exercised after termination at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Effective Date of the Plan. The Plan shall be effective as of the date of its adoption by the Board of Directors of the Company, subject to approval of the Plan by the Company's shareholders within one year thereafter by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and in a manner that satisfies the requirements of Rule 16b-3. In the event that the Plan is not so approved within such one year period, all Awards granted under the Plan shall be null and void.

     9.2 Unfunded Status of Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the

Company and any Participant or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     9.3 Miscellaneous. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Florida and applicable federal laws. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be relevant to the interpretation of the Plan or any provision thereof. Whenever possible, each provision in the Plan and every Award shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of the Plan and every other Award shall remain in full force and effect.

     ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS.

                                                                     APPENDIX B

                              IMC MORTGAGE COMPANY
                      3450 BUSCHWOOD PARK DRIVE, SUITE 250
                              TAMPA, FLORIDA 33607

      PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON JULY 9, 1997

    The undersigned hereby appoints George Nicholas and Thomas G. Middleton, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of IMC Mortgage Company held of record by the undersigned on May 30, 1997, at the annual meeting of shareholders to be held on July 9, 1997 or any adjournment thereof.

1.   ELECTION OF DIRECTOR.
     [ ]  FOR Mitchell W. Legler                             [ ]  WITHHOLD AUTHORITY to vote for Mr. Legler

    2. PROPOSAL TO APPROVE THE ADOPTION OF THE IMC MORTGAGE COMPANY 1997 INCENTIVE PLAN BY THE BOARD OF DIRECTORS.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    3. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE 1997 FISCAL YEAR.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE
                  (continued and to be signed on reverse side)

                          (continued from other side)

    4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF MR. LEGLER AS DIRECTOR AND FOR PROPOSALS IN ITEMS 2, 3 AND 4.

                                                Please sign exactly as name
                                                appears below. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by president or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                Dated:                    , 1997
                                                      --------------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                   Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE